Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-176095) pertaining to the Zillow, Inc. 2011 Incentive Plan and the Amended and Restated 2005 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-182096) pertaining to the Zillow, Inc. Amended and Restated 2011 Incentive Plan,

(3)	Registration Statement (Form S-3 No. 333-183111) of Zillow, Inc. and in the related Prospectus,

(4)	Registration Statement (Form S-8 No. 333-190436) pertaining to the Zillow, Inc. Amended and Restated 2011 Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-190700) of Zillow, Inc. and in the related Prospectus;

of our reports dated February 18, 2014, with respect to the financial statements of Zillow, Inc. and the effectiveness of internal control over financial reporting of Zillow, Inc. included in this Annual Report (Form 10-K) of Zillow, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Seattle, Washington

February 18, 2014